UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 17, 2011

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11953	30-0513080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (713) 403-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 17, 2011, Willbros United States Holdings, Inc., a Delaware corporation (“WUSH”), and Van A. Welch, Executive Vice President and Chief Financial Officer of each of WUSH and Willbros Group, Inc., a Delaware corporation and the parent company of WUSH (the “Company”), entered into an employment agreement (the “Employment Agreement”).

The term of the Employment Agreement is five years and two months, commencing on November 1, 2011, and ending on December 31, 2016 (the “Employment Period”). Mr. Welch and WUSH were also parties to that certain amended and restated employment agreement dated as of December 31, 2008, as subsequently amended, which agreement, as so amended, expired by its own terms on October 31, 2011. In addition, upon the effectiveness of the Employment Agreement, Mr. Welch no longer participates in the Willbros Group, Inc. Severance Plan, as amended and restated effective September 25, 2003, and as further amended by Amendment No. 1 thereto dated as of December 31, 2008. Mr. Welch’s rights with respect to severance benefits are governed by the terms of the Employment Agreement and by the Willbros Group, Inc. 2010 Management Severance Plan for Executives (the “Management Severance Plan”).

Pursuant to the Employment Agreement, Mr. Welch will earn a base salary of $448,800 per year (with respect to each calendar year, the “Base Salary”). Mr. Welch will be eligible for increases in the Base Salary based on merit.

Mr. Welch will receive a sign-on bonus in the amount of $100,000 during the first week of January 2012 if he is still employed with WUSH at that time. If Mr. Welch resigns prior to November 1, 2012, he will be required to repay WUSH $70,000 of such sign-on bonus. The Employment Agreement also provides that Mr. Welch will participate in the Company’s Management Incentive Compensation Program (the “MIC Program”), pursuant to which he will be eligible for annual bonuses at the executive leadership team level. The Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company may also award Mr. Welch a discretionary bonus based on the financial performance of the Company, Mr. Welch’s personal performance, the bonuses paid to other executives of the Company, as well as such other matters as the Board or the Compensation Committee deem appropriate.

The Employment Agreement provides that Mr. Welch will be awarded the number of shares of common stock of the Company under the Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan (the “WGI 2010 Stock Plan”) in the form of restricted stock on the dates indicated below if Mr. Welch is still employed by WUSH on those dates and subject to the terms of the WGI 2010 Stock Plan and Mr. Welch’s execution of restricted stock award agreements:

Date of Award	Number of Restricted Stock Shares
November 2011	50,000
March 2012	50,000
March 2013	50,000
March 2014	50,000
March 2015	50,000

The November 2011 award, which was made on November 17, 2011, is time-based. At the discretion of the Board of Directors or Compensation Committee, all other awards may be performance-based or time-based or a combination of performance-based and time-based. All time-based awards, including the November 2011 award, will vest in one-third increments on each of the first, second and third anniversaries of the date of the award. For performance-based awards, if the performance criteria have been met, each award will vest one-third on March 15 of the year following the year in which the award was made, and then one-third each on March 15 of the next two years. If Mr. Welch resigns at any time after the end of the Employment Period, he will continue to hold all restricted stock previously awarded under the Employment Agreement, and the restricted stock will vest as originally scheduled.

If Mr. Welch resigns during the Employment Period (other than for good reason), or is terminated for cause, he will receive the Base Salary only through the date of separation from service, and will receive no bonus payment under the MIC Program for any year that is not completed at the date of separation.

In the event of his death or disability, Mr. Welch will receive the Base Salary through the date of his separation from service and an amount in cash equal to the target cash bonus that would have been due under the MIC Program if the Company had achieved the performance goals for the year in which such separation occurs, prorated to the date of separation. In addition, the restrictions on all of Mr. Welch’s restricted shares awarded under the Employment Agreement prior to the date of separation would lapse within one year following the date of separation, as determined by the Compensation Committee.

Pursuant to the Employment Agreement, if Mr. Welch’s employment is terminated other than for cause by WUSH or Mr. Welch resigns for good reason at any time prior to a change in control of the Company, the restrictions on all restricted stock awarded to Mr. Welch under the Employment Agreement prior to the separation from service will lapse within one year following the separation from service, as determined by the Compensation Committee, and, in lieu of any payments under the Management Severance Plan, he will be entitled to the following:

•

the Base Salary in effect on the date of termination for a period equal to the greater of (i) the remainder of the Employment Period, but not to exceed three years following the date of termination or (ii) a period of 12 months following the date of termination; and

•

a cash bonus in an amount determined as if the Company and Mr. Welch had met the performance goals for Mr. Welch to receive the target cash bonus under the MIC Program for each of the uncompleted years remaining in the Employment period, but not to exceed three years.

Payment of any amounts described in the preceding paragraph will be conditioned on Mr. Welch’s execution and delivery to WUSH of an irrevocable release and waiver within 60 days after the separation from service. Payment of any such amounts will be further conditioned on his compliance with all of the covenants set forth in the Employment Agreement and with the confidentiality, non-competition, non-solicitation, non-disparagement and other covenants included in Article VI of the Management Severance Plan.

If Mr. Welch’s employment is terminated by the Company other than for cause or he resigns for good reason within one year after a change in control of the Company has occurred, he will be entitled to severance compensation in accordance with the Management Severance Plan, except that the 200 percent payment described below shall be 300 percent for Mr. Welch. Under the Management Severance Plan, a participant who is terminated by the Company other than for cause or who resigns for good reason within one year after a change in control of the Company has occurred is entitled to severance compensation equal to:

•

200% of the greater of the participant’s base compensation in effect immediately prior to the date of the change in control or the participant’s base compensation in effect on the date of the termination of employment;

•	200% of the participant’s greatest annual cash bonus received during the 36-month period ending on the date of the change in control;

•

the aggregate annual incentive plan target opportunity that could have been earned in the year in which the termination of employment occurs, prorated for the amount of time served in the year in which the termination occurred;

•

the actual cost incurred by the participant for health continuation coverage for a period of 12 months from the date of termination, less the cost the participant would have incurred for comparable coverage if the participant had remained an employee of the Company; and

•

the participant’s cost for life insurance benefits, for a period of 12 months following termination of employment, under life insurance benefit plans maintained by the Company immediately prior to the participant’s termination.

The Management Severance Plan provides that if the payments and benefits otherwise required under the plan would constitute an “excess parachute payment” under the U.S. Internal Revenue Code, then the payments and benefits will be reduced so that no portion of the amounts received by a participant will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

A copy of the Employment Agreement is filed herewith as Exhibit 10 and is incorporated by reference into this Item 5.02(e) as though fully set forth herein. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit No.	Description

10	Employment Agreement dated November 17, 2011, by and between Willbros United States Holdings, Inc. and Van A. Welch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: November 23, 2011	By:	/s/ Lori Pinder
Lori Pinder
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10	Employment Agreement dated November 17, 2011, by and between Willbros United States Holdings, Inc. and Van A. Welch.

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